EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





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                         SUBSIDIARIES OF THE REGISTRANT





                  Name                            State of Incorporation
                  ----                            ----------------------
     Wayne Savings Community Bank                            Ohio
                      |
                      |
         Village Savings Bank, F.S.B.                       Federal